THE ANDERSONS, INC.

INDENTURE
Dated as of June 28, 2012

THE HUNTINGTON NATIONAL BANK,
Trustee

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INDENTURE, dated as of June 28, 2012, from THE ANDERSONS, INC., an Ohio corporation (hereinafter called the “Company”) having its principal office at 480 W. Dussel Drive, City of Maumee, Ohio, to The Huntington National Bank, a National Banking Association (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures (hereinafter called the “Debentures”), to be issued in one or more series as in this Indenture provided. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures or of a series thereof, as follows:

Article 1
Definitions and Other Provisions of General Application

Section .1.01 Definitions
. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
(b)all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(c)all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted in the United States at the date or time of such computation;
(d)unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture; and
(e)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
Certain terms, used principally in Article Six, are defined in that Article.
“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate securities.
“Authorized Officer”, when used with respect to the Company, means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Vice President, Finance, the Treasurer, or the Assistant Treasurer of the Company.
“Authorized Officer Designation” means an instrument executed by one or more Authorized Officers setting forth the terms of a series of Debentures pursuant to a Board Resolution authorizing such Authorized Officer to set the terms of such Debentures.
“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day”, when used with respect to any Place of Payment or any other particular location referred to in the Indenture or in the Debentures, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close, unless otherwise specified for a particular series of Debentures.
“Capital Stock”, as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by one or more Authorized Officers of the Company, and delivered to the Trustee.
“Corporate Trust Office” means the principal corporate trust office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at Easton Oval - EA4E63, Columbus, Ohio 43219.
“Debenture Register” and “Debenture Registrar” have the respective meanings specified in Section 3.05.
“Debentures” has the meaning stated in the first recital of this Indenture and more particularly means any Debentures authenticated and delivered under this Indenture substantially in the form for Debentures set forth in Exhibit A or established pursuant to Section 2.01.

“Default” means any event which is, or after notice or the passage of time or both would be, an Event of Default.
“Defaulted Interest” has the meaning specified in Section 3.07.
“Depositary” means the Person that is designated by the Company in Article 3 to act as depositary for any series of Debentures with respect to such series (or any successor to such depositary).
“Dollar or $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
“DTC” means The Depository Trust Company or a nominee thereof or successor thereto.
“Event of Default” has the meaning specified in Section 5.01.
“Exchange Act” means the United States Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
“Holder” means the Person in whose name the Debenture is registered in the Debenture Register.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Debentures established as contemplated by Section 3.01. Note to Draft: All cross-references to be confirmed.
“Interest Payment Date”, when used with respect to any Debenture, means the Stated Maturity of an installment of interest on such Debenture.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.
“Maturity”, when used with respect to any Debenture, means the date on which the principal of such Debenture or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
“Notice of Default” means a written notice of the kind specified in Section 5.01.
“Officer's Certificate” means a certificate signed by one or more officers of the Company and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel to the Company or may be other counsel satisfactory to the Trustee.
“Original Issue Date” means the date of issuance specified as such in each Debenture.
“Outstanding”, when used with respect to Debentures means, as of the date of determination, all such Debentures of all series or Debentures of any series theretofore authenticated and delivered under this Indenture, except:
(i)Such Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii)Such Debentures or portions thereof for whose payment or redemption (A)

money in the necessary amount has been theretofore deposited in trust with the Trustee or any Paying Agent (other than the Company) or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures or (B) U.S. Government Obligations as contemplated by Section 4.03 in the necessary amount have been theretofore deposited in satisfaction of the requirements of Section 4.03 with the Trustee (or another trustee satisfying the requirements of Section 6.09) in trust for the Holders of such Debentures in accordance with Section 4.02; provided that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
(iii)such Debentures which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a protected purchaser in whose hands such Debentures are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of such Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of such Debentures, Debentures owned by the Company upon the Debentures or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum only Debentures which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company upon the Debentures or any Affiliate of the Company.
“Paying Agent” means the Trustee or any Person (including the Company) authorized by the Company to pay the principal of or interest, if any, on any Debentures on behalf of the Company.
“Person” means any individual, corporation, partnership, joint venture association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Place of Payment”, when used with respect to any series of Debentures, means the place or places where, subject to the provisions of Section 10.02, the principal of and interest, if any, on the Debentures of that series are payable as specified as contemplated by Section 3.01.
“Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.
“Redemption Date”, when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
“Redemption Price”, when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Regular Record Date” for the interest payable on any Interest Payment Date on the Debentures of any series means the date specified for that purpose as contemplated by Section 3.01.
“Responsible Officer”, when used with respect to the Trustee, means any officer within the [Corporate Trust Office] (or any successor group of the Trustee) to whom any corporate trust matter is referred having direct responsibility for the administration of this Indenture, and also means, any other officer because of his knowledge of and familiarity with the particular subject.
“Securities Act” means the United States Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
“Special Record Date” for the payment of any Defaulted Interest on the Debentures of any series means a date fixed by the Trustee pursuant to Section 3.07.
“Stated Maturity”, when used with respect to any Debenture or any installment of principal thereof or interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of principal or interest is due and payable.
“Subsidiary” means any corporation more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by the Company and/or one or more other Subsidiaries.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Debentures of any series shall mean the Trustee with respect to Debentures of that series.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force at the date as of which this instrument was executed, except as provided in Section 9.05; provided, however, that in the event that the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
“United States” means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.
“Voting Stock” means Capital Stock of a corporation of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

Section .1.02 Compliance Certificates and Opinion
. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates provided pursuant to Section 7.04(d)) shall include:
(a)a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and
(d)a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section .1.03 Form of Documents Delivered to Trustee
. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer or Authorized Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Any certificate or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or otherwise, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which such certificate or opinion may be based are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section .1.04 Acts of Holders
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Debenture, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company and any agent of the Company, if made in the manner provided in this Section.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which shall be satisfactory to the Trustee.
(c)The ownership of Debentures shall be proved by the Debenture Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.
(e)The Company may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders of Outstanding Debentures entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Debentures, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Debentures on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined below) by Holders of the requisite principal amount of Outstanding Debentures on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Debentures on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Debentures in the manner set forth in Section 1.06.

(f)The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Debentures entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(b) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Debentures on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Debentures on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Debentures on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Debentures in the manner set forth in Section 1.06.
(g)With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Debentures in the manner set forth in Section 1.06, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
Section .1.05 Notices, Etc., to Trustee and Company
. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(a)the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, which, as of the date of this Indenture, is: Easton Oval - EA4E63, Columbus, Ohio 43219; or
(b)the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, to the attention of the Corporate Secretary or at any other address previously furnished in writing to the Trustee by the Company.
Neither the Company nor the Trustee shall be deemed to have received any such notice, demand, authorization, direction, notice, consent, waiver or Act of Holders unless given, furnished or filed as provided in this Section 1.05.

Section .1.06 Notice to Holders; Waiver
. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given to Holders of Debentures if in writing and mailed, first-class postage prepaid, to each Holder of a Debenture affected by such event, at his address as it appears in the Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.
If, by reason of the suspension of regular mail service, it shall be impracticable to mail notice of any event to Holders of Debentures when such notice is required to be given pursuant to any provision of this Indenture, then such manner of giving such notice as shall be acceptable to the Trustee shall constitute sufficient giving of such notice. In any case where notice to Holders of Debentures is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Debenture shall affect the sufficiency of such notice with respect to other Holders of Debentures.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section .1.07 Conflict With Trust Indenture Act
. If any provision hereof limits, qualifies or conflicts with any obligation or requirement included or deemed included herein by operation of the Trust Indenture Act, such obligation or requirement of the Trust Indenture Act shall control.
Section .1.08 Effect of Headings and Table of Contents
. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section .1.09 Successors and Assigns
. All covenants and agreements in this Indenture and the Debentures by the Company shall bind its successors and assigns, whether so expressed or not.
Section .1.10 Separability Clause
. In case any provision in this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section .1.11 Benefits of Indenture
. Nothing in this Indenture or the Debentures, expressed or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section .1.12 Governing Law
. This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to the conflicts of laws provisions thereof. This Indenture is also subject to the provisions of the Trust Indenture Act that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
Section .1.13 Legal Holidays
. In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of

any Debenture shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debentures other than a provision in the Debentures of any series which specifically states that such provision shall apply in lieu of this Section) payment of principal or interest, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.
Section .1.14 Computations.
Unless otherwise specifically provided, the certificate or opinion of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be conclusive evidence of the correctness of any computation made under the provisions of this Indenture. The Company shall furnish to the Trustee upon its request a copy of any such certificate or opinion.

Article 2
Debenture Forms

Section .2.01 Forms Generally
. The Debentures of each series shall be in substantially the form set forth in Exhibit A to this Indenture, or in such other form (including temporary or permanent global form) as shall be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 3.01, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereof, or as may, consistently herewith, be determined by the officers executing such Debentures, as evidenced by their execution of the Debentures. If the forms of Debentures of any series (or the form of any such temporary or permanent global Debenture) are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Debentures (or any such temporary or permanent global Debenture).
The Trustee's certificate of authentication shall be substantially in the form set forth in this Article.
Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Debentures, the Debentures of each series shall be issuable in registered form without coupons.
The definitive Debentures may be printed, lithographed or engraved or produced by any combination of these methods, including on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Debentures may be listed, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.
Section .2.02 Form of Trustee's Certificate of Authentication
. The Trustee's certificate of authentication shall be in substantially the following form:
This is one of the Debentures of the series designated herein referred to in the within mentioned Indenture.

THE HUNTINGTON NATIONAL BANK, as Trustee /s/ Jim Schultz Authorized Officer
Section .2.03 Form of Legend for Global Debentures
. Every Global Debenture authenticated and delivered hereunder shall, in addition to the provisions contained in Exhibit A, bear a legend in substantially the following form:
UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBENTURE REGISTERED, AND NO TRANSFER OF THIS DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Article 3
The Debentures

Section .3.01 Amount Unlimited; Issuable in Series
. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited.
The Debentures may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or Authorized Officer Designation, and, subject to Section 3.03, set forth in an Officer's Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debentures of any series,
(a)the title of the Debentures of the series (which shall distinguish the Debentures of the series from all other Debentures);
(b)any limit upon the aggregate principal amount of the Debentures of the series which may be authenticated and delivered under this Indenture (except for Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.08);
(c)the Stated Maturity or Maturities on which the principal of the Debentures of the series is payable, or alternatively, the period of time after which the principal of the Debenture will be due and payable;

(d)the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on Debentures on any Interest Payment Date;
(e)the place or places where, subject to the provisions of Section 10.02, the principal of and interest, if any, on Debentures of the series shall be payable, any Debentures of the series may be surrendered for registration of transfer, Debentures of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Debentures of the series and this Indenture may be served;
(f)the period or periods within which, the price or prices at which and the terms and conditions upon which Debentures of the series may be redeemed, in whole or in part, at the option of the Company;
(g)the denominations in which any Debentures of the series shall be issuable, if other than denominations of $1,000 and any higher integral multiples of $1,000;
(h)if other than the principal amount thereof, the portion of the principal amount of Debentures of the series which shall be payable upon declaration of acceleration of the Stated Maturity thereof pursuant to Section 5.02;
(i)any paying agents, transfer agents, registrars or any other agents with respect to the Debentures of the series;
(j)whether any Debentures are to be issued in global form or individual form and whether the Debentures are to be certificated or uncertificated;
(k)whether any Debentures of the series are to be issuable initially in temporary global form and whether any Debentures of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Debenture may exchange such interests for Debentures of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3.05;
(l)the applicability of Section 4.03 of this Indenture to the Debentures of such series; and
(m)any other terms of or provisions applicable to the series (which terms and provisions shall not be inconsistent with the provisions of this Indenture).
All Debentures of any one series shall be substantially identical except as to denomination, dates (including, but not limited to, Original Issue Date, Interest Payment Date and Maturity) and interest and principal installment payment rates and except as may otherwise be provided in or pursuant to such Board Resolution or Authorized Officer Designation, as applicable, referred to above and (subject to Section 3.03) set forth in such Officer's Certificate or in any such indenture supplemental hereto. All Debentures of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Debentures of such series. Debentures may differ between series in respect of any matters.
If any of the terms of the Debentures of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer's Certificate setting forth the terms of the Debentures of such series.
Section .3.02 Denominations
. The Debentures of each series shall be in registered form without coupons and shall be issuable in denominations of $1,000 and any higher integral multiples of $1,000, unless otherwise specified as contemplated by Section 3.01.

Section .3.03 Execution, Authentication, Delivery and Dating
. The Debentures shall be executed on behalf of the Company by any of its Authorized Officers. The signature of any of these officers on the Debentures may be manual or facsimile.
Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures, and the Trustee in accordance with the Company Order shall authenticate and deliver such Debentures. If any Debenture shall be represented by a permanent global Debenture, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner's interest therein upon original issuance of such Debenture or upon exchange of a portion of a temporary global Debenture shall be deemed to be delivery in connection with its original issuance of such beneficial owner's interest in such permanent global Debenture.
If the forms or terms of the Debentures of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 3.01, in authenticating such Debentures, and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,
(a)if the forms of such Debentures have been established by or pursuant to a Board Resolution as permitted by Section 2.01, that such forms have been established in conformity with the provisions of this Indenture;
(b)if the terms of such Debentures have been established by or pursuant to a Board Resolution as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and
(c)that such Debentures, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.
If such forms or terms have been so established, the Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or will otherwise affect the Trustee in a manner which is not reasonably acceptable to the Trustee.
Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Debentures of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer's Certificate otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Debenture of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debenture of such series to be issued.
A Company Order delivered in the circumstances set forth in the preceding paragraph may provide that Debentures which are the subject thereof will be authenticated and delivered by the Trustee on original issue from time to time upon the written order of persons designated in such Company Order and that such persons are authorized to determine, consistent with the Officer's Certificate referred to in Section 3.01 or any applicable supplemental indenture, such terms and conditions of said Debentures as are specified in such Company Order, provided the foregoing procedure is acceptable to the Trustee.
Each Debenture shall be dated the date of its authentication.
No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder and that such Debenture is entitled to the benefits of this Indenture.
Minor typographical and other minor errors in the text of any Debenture shall not affect the validity and enforceability of such Debenture if it has been duly authenticated and delivered by the Trustee.
In the case of Debentures issued initially in global form, the Company shall execute and the Trustee shall authenticate and deliver one or more Global Debentures with respect to each series of Debentures that (i) shall represent an aggregate amount equal to the aggregate principal amount of the initially issued Debentures of such series, (ii) shall be registered in the name of the Depositary or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, (iv) shall bear a legend substantially in the form required in Section 2.03 and (v) shall bear such other legends or endorsements as contemplated by Section 2.01.
Section .3.04 Temporary Debentures
. Pending the preparation of definitive Debentures of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.
If temporary Debentures of any series are issued, the Company will cause definitive securities of that series to be prepared without unreasonable delay. After the preparation of definitive Debentures of such series, the temporary Debentures of such series shall be exchangeable for definitive Debentures of such series upon surrender of the temporary Debentures of such series at the office or agency of the Company maintained pursuant to Section 10.02 in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Debentures of the same series and of like tenor of authorized denominations. Until so exchanged, the temporary Debentures of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures of such series.
Section .3.05 Registration, Registration of Transfer and Exchange
. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency to be maintained by the Company in accordance with Section 10.02 being herein sometimes collectively referred to as the “Debenture Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers and exchanges of Debentures. The Trustee is hereby appointed “Debenture Registrar” for the purpose of registering Debentures and transfers of Debentures as herein provided.
Upon surrender for registration of transfer of any Debenture of any series at the office or agency maintained pursuant to Section 10.02 for such purpose in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Debentures represented thereby, a Global Debenture representing all or a portion of the Debentures may not be transferred except as a whole by the Depositary to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary or nominee of such successor Depositary.
At the option of the Holder, Debentures of any series may be exchanged for other Debentures of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.
If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall cease to be a clearing agency registered under the Exchange Act as provided in Section 3.03, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debentures, will authenticate and make available for delivery, individual Debentures in an aggregate principal amount equal to the principal amount of the Global Debenture or Debentures representing the Debentures in exchange for such Global Debenture or Debentures.
The Company may at any time and in its sole discretion determine that individual Debentures issued in the form of one or more Global Debentures shall no longer be represented by such Global Debenture or Debentures. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Debentures, will authenticate and make available for delivery, individual Debentures in an aggregate principal amount equal to the principal amount of the Global Debenture or Debentures representing the Debentures in exchange for such Global Debenture or Debentures.
The Depositary may surrender a Global Debenture in exchange in whole or in part for individual Debentures on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and make available for delivery, without service charge:
(a)to each Person specified by such Depositary a new individual Debenture or Debentures of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Debenture; and
(b)to such Depositary a new Global Debenture in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Debenture and the aggregate principal amount of individual Debentures delivered to Holders thereof.
Upon the exchange of a Global Debenture for individual Debentures in an aggregate principal amount equal to the principal amount of such Global Debenture, such Global Debenture shall be canceled by the Trustee. Individual Debentures issued in exchange for a Global Debenture pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Debenture, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such individual Debentures to the Persons in whose names such Debentures are so registered.
All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.
Every Debenture presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
No service charge shall be made to a Holder for any registration of transfer or exchange of Debentures, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Sections 3.04, 9.06 or 11.08 or Article 12 not involving any transfer.
Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section: (i) to issue, register the transfer of or exchange any Debenture of any series during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption of any such Debentures selected for redemption of Debentures pursuant to Article Eleven and ending at the close of business on the day of such mailing of notice of redemption; or (ii) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except, in the case of any Debenture to be redeemed in part, any portion thereof that is not redeemed.
Section .3.06 Mutilated, Destroyed, Lost and Stolen Debentures
. If any mutilated Debenture is surrendered to the Trustee, together with such security or indemnity as may be required by the Company or the Trustee, to save each of them harmless, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Debenture of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall have been delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a protected purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.
Upon the issuance of any new Debenture under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Debenture of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and any such new Debenture shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures of that series duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.
Section .3.07 Payment of Interest; Interest Rights Preserved
. Interest on any Debenture of any series which is payable, and is timely paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest in respect of Debentures of such series. The initial payment of interest on any Debenture of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Debenture or in the Board Resolution pursuant to Section 3.01 with respect to the related series of Debentures.
Any interest on any Debenture which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Debentures of such series (herein called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
(a)The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures of such series in respect of which interest is in default (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Debenture of such series at the address of such Holder as it appears in the Debenture Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures of such series (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)The Company may make payment of any Defaulted Interest on the Debentures of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the series in respect of which interest is in default may be listed, and upon such notice as may be required by such exchange (or by the Trustee if the Debentures are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section and Section 3.05, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.
Section .3.08 Persons Deemed Owners
. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and (subject to Sections 3.05 and 3.07) interest, if any, on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Debenture or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section .3.09 Cancellation
. All Debentures surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and such Debentures shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be destroyed by the Trustee in accordance with its customary procedures unless other instructions are furnished to the Trustee by a Company Order.
Section .3.10 Computation of Interest
. Except as otherwise specified as contemplated by Section 3.01 for the Debentures of any series, interest, if any, on the Debentures of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
Section .3.11 CUSIP Numbers
. The Company in issuing Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use the “CUSIP” number for the Debentures in notices to the Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any changes in the “CUSIP” numbers.

Article 4
Satisfaction and Discharge

Section .4.01 Satisfaction and Discharge of Indenture
. This Indenture shall upon Company Request cease to be of further effect with respect to any series of Debentures (except as to any surviving rights of registration of transfer or exchange of Debentures of such series herein expressly provided for or in the form of Debenture for such series and any right to receive additional amounts, as provided in Section 10.07), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when
(a)either
(i)all Debentures of such series theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
(ii)all such Debentures of such series not theretofore delivered to the Trustee for cancellation
(A)have become due and payable, or
(B)will become due and payable at their Stated Maturity within one year of the date of deposit, or
(C)are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal and interest, if any, to the date of such deposit (in the case of Debentures which have become due and payable), or to the Stated Maturity or the Redemption Date, as the case may be;
(b)the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series; and
(c)the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that, with respect to such series, all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture with respect to such series, the obligations of the Company to the Trustee with respect to such series under this Section 4.01 and Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14, and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03, shall survive.
Section .4.02 Application of Trust Money
. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01, all money and U.S. Government Obligations deposited with the Trustee (or a successor trustee satisfying the requirements of Section 6.09) pursuant to Section 4.03 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 4.03 shall be held in trust and shall be applied by it, in accordance with the provisions of the series of

Debentures and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of all sums due and to become due thereon in respect of the principal of and interest, if any, on the Debentures for which payment of such money has been deposited with the Trustee.
Section .4.03 Discharge and Defeasance of Debentures of Any Series
. If this Section 4.03 is specified, as contemplated by Section 3.01, to be applicable to the Debentures of any series, then, notwithstanding the provisions of Section 4.01, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Debentures of any such series on the 91st day after the date of the deposit referred to in subparagraph (d) hereof, and the provisions of this Indenture, as it relates to such Outstanding Debentures, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, upon Company Request execute proper instruments acknowledging the same), except as to:
(a)the rights of Holders of Debentures of such series to receive, from the trust funds described in subparagraph (d) hereof, payment of the principal of and each installment of principal of or interest, if any, on the Outstanding Debentures of such series on the Stated Maturity of such principal or installment of principal or interest; and
(b)the rights, powers, trusts, duties and immunities of the Trustee hereunder with respect to such series, including those set forth in Section 6.07; and
(c)either (i) if this Section 4.03(c)(i) is specified, as contemplated by Section 3.01, to be applicable to the Debentures of any series, the Company's obligations with respect to the Debentures of such series under Sections 3.04, 3.05, 3.06, 10.02 and 10.03; or, alternatively, (ii) if this Section 4.03(c)(ii) is specified, as contemplated by Section 3.01, to be applicable to the Debentures of any series, the Company's obligations with respect to such Debentures under Sections 3.04, 3.05, 3.06, 10.01, 10.02 and 10.03; provided that, the following conditions shall have been satisfied:
(d)the Company shall have irrevocably deposited or caused to be deposited (in accordance with Section 4.02) with the Trustee (or another trustee satisfying the requirements of Section 6.09) as trust funds in trust specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures of that series, with reference to this Section 4.03 (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one Business Day before the due date of any payment referred to in this subparagraph (d) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and each installment of principal of and interest, if any, on the Outstanding Debentures of such series on the Stated Maturity of such principal or installment of principal or interest or on the applicable Redemption Date;
(e)such deposit shall not cause the Trustee with respect to the Debentures of such series to have a conflicting interest as defined in Section 6.08 or for purposes of the Trust Indenture Act with respect to the Debentures of any series;
(f)such deposit will not result in a breach or violation of, or constitute a default under, any applicable laws, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
(g)no Event of Default or event which with the giving of notice or lapse of time or both would become an Event of Default with respect to the Debentures of that series shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date;
(h)the Company has delivered to the Trustee an Opinion of Counsel to the effect that,

based upon applicable United States Federal income tax law or a ruling published by the Internal Revenue Service (which opinion, for the purposes contemplated by Section 4.03(c)(i), must be based on a change in applicable United States Federal income tax law after the date of this Indenture or a ruling published by the Internal Revenue Service after the date of this Indenture), the Holders of the Debentures of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and
(i)the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the defeasance contemplated by this Section have been complied with.

Section .4.04 Reinstatement
. If the Trustee is unable to apply any money in accordance with Section 4.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Debentures of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.03 until such time as the Trustee is permitted to apply all such money in accordance with Section 4.03; provided, however, that if the Company makes any payment of principal of or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Debentures of such series to receive such payment from the money held by the Trustee.

Article 5
Remedies

Section .5.01 Events of Default
. “Event of Default”, wherever used herein with respect to Debentures of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)default in the payment of any installment of interest upon any Debenture of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or
(b)default in the payment of the principal of any Debenture of that series at its Maturity; or
(c)default in the performance or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a particular series of Debentures other than that series) and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
(d)the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case in respect of the Company under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or (ii) a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official)

of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
(e)the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or the consent by it to the entry of an order for relief in an involuntary case in respect of it under any such law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or the making by it of any general assignment for the benefit of creditors; or
(f)any other Event of Default provided with respect to Debentures of that series.

Section .5.02 Acceleration of Maturity; Rescission and Annulment
. If an Event of Default with respect to Debentures of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures of that series may declare the principal amount of all of the Debentures of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable; provided, that if an Event of Default specified in clause (e) or (f) of Section 5.01 hereof occurs with respect to the Company, the unpaid principal of, and any accrued and unpaid interest on all the Debentures shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.
At any time after such a declaration of acceleration with respect to Debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
(a)the Company has paid or deposited with the Trustee a sum sufficient to pay
(i)all overdue installments of interest on all Debentures of that series,
(ii)the principal of any Debentures of that series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Debentures,
(iii)to the extent that payment of such interest is lawful, interest upon any overdue installments of interest at the rate or rates prescribed therefor in such Debentures, and
(iv)all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(b)all Events of Default with respect to Debentures of that series, other than the nonpayment of the principal of Debentures of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section .5.03 Collection of Indebtedness and Suits for Enforcement by Trustee
. The Company covenants that if
(a)default is made in the payment of any installment of interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or
(b)default is made in the payment of the principal of any Debenture at its Maturity, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures,

the whole amount then due and payable on such Debentures for principal and interest, if any, and, to the extent that payment of such interest shall be legally enforceable, interest on the overdue principal and on any overdue installments of interest, at the rate or rates prescribed therefor in such Debentures and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company upon such Debentures and called the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company upon such Debentures, wherever situated.
If an Event of Default with respect to Debentures of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debentures of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section .5.04 Trustee May Enforce Claims
. In case of any judicial proceeding relative to the Company, its property or its creditors:
(a)the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,
(i)to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding, and
(ii)in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.06; and
(b)any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.06, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.
Section .5.05 Trustee May Enforce Claims Without Possession of Debentures
. All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

Section .5.06 Application of Money Collected
. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, if any, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: To the payment of all amounts due the Trustee under Section 6.07;
Second: To the payment of the amounts then due and unpaid for principal of and interest, if any, on the Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, if any, respectively; and
Third: The balance, if any, to the Person or Persons determined to be entitled thereto.
Section .5.07 Limitation on Suits
. No Holder of any Debenture of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(a)such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debentures of that series;
(b)the Holders of not less than 25% in principal amount of the outstanding Debentures of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c)such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures of that series;
it being understood and intended that no one or more of the Holders of Debentures of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders of, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
Section .5.08 Unconditional Rights of Holders to Receive Principal, Premium and Interest
. Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Sections 3.05 and 3.07) interest, if any, on such Debenture on the Stated Maturity or Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
Section .5.09 Restoration of Rights and Remedies
. If the Trustee or any Holder of any Debenture has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of such Debentures shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section .5.10 Rights and Remedies Cumulative
. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debentures is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section .5.11 Delay or Omission Not Waiver
. No delay or omission of the Trustee or of any Holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Debentures may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Debentures as the case may be.
Section .5.12 Control by Holders
(a)The Holders of a majority in principal amount of the Outstanding Debentures of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures of such series, provided that
(i)such direction shall not be in conflict with any rule of law or with this Indenture, involve the Trustee in personal liability or be unduly prejudicial to the Holders of Debentures not joining in the action, and
(ii)the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
(b)The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted by this Section 5.12 and Section 5.13. Such record date shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee pursuant to Section 7.01 prior to such solicitation.

Section .5.13 Waiver of Past Defaults
. Subject to Section 5.02, the Holders of not less than a majority in principal amount of the Outstanding Debentures of any series may on behalf of the Holders of all the Debentures of such series waive any past default hereunder with respect to the Debentures of such series and its consequences, except a default
(c)in the payment of the principal of or interest, if any, on any Debentures of such series, or
(d)with respect to a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Debenture of such series affected.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section .5.14 Undertaking for Costs
. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard for the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Debentures of any series, or to any suit instituted by any Holder of any Debenture for the enforcement of the payment of the principal of or interest, if any, on any Debenture on or after the Stated Maturity or Maturities expressed in such Debenture (or, in the case of redemption, on or after the Redemption Date).
Section .5.15 Waiver of Stay or Extension Laws
. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article 6
The Trustee

Section .6.01 Certain Duties and Responsibilities
(a)Except during the continuance of an Event of Default with respect to the Debentures of any series,
(i)the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
(b)In case an Event of Default has occurred with respect to Debentures of any series and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series of Debentures, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
(i)this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debentures of any series, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Debentures of such series; and
(iv)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section .6.02 Notice of Defaults
. Within 90 days after the occurrence of any default hereunder with respect to the Debentures of any series, the Trustee shall transmit in the manner and to the extent provided in Section 7.03, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest, if any, on any Debenture of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debentures of such series, and provided, further, that in the case of any default of the character specified in Section 5.01(d) with respect to Debentures of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Debentures of such series.
Section .6.03 Certain Rights of Trustee
. Except as otherwise provided in Section 6.01 and subject to the provisions of the Trust Indenture Act:
(a)the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
(c)whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically presented) may, in the absence of bad faith on its part, rely upon an Officer's Certificate and such Officer's Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;
(d)the Trustee may consult with counsel and the written advice of such counsel or any

Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders of Debentures of any series shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
(g)the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
(h)the Trustee's immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents and employees and its services as Paying Agent, Debenture Registrar or any other role assumed by the Trustee hereunder or to which it has been appointed with respect to the Debentures issued hereunder. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal and final payment of the Debentures;
(i)the Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;
(j)the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder except (i) during any period it is serving as Paying Agent for the Debentures of a series, any Event of Default pursuant to Section 5.01(a) or (b), or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification from the Company or the Holders of at least 25% in aggregate principal amount of the Debentures of the series with respect to which such Default or Event of Default has occurred and is continuing or obtained “actual knowledge,” which shall mean the actual fact or statement of knowing by a Responsible Officer of the Trustee without independent investigation with respect thereto;
(k)the permissive rights of the Trustee enumerated herein shall not be construed as duties; and
(l)the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section .6.04 Not Responsible for Recitals or Issuance of Debentures
. The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

Section .6.05 May Hold Debentures
. The Trustee, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Debenture Registrar or such other agent.
Section .6.06 Money Held in Trust
. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
Section .6.07 Compensation and Reimbursement
. The Company agrees:
(a)to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(b)except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
(c)to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The obligations of the Company under this Section shall constitute additional indebtedness hereunder and shall survive the termination, satisfaction and discharges of this Indenture and the resignation or removal of the Trustee. Such additional indebtedness shall be a senior claim to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debentures, and the Debentures are hereby subordinated to such senior claim. If the Trustee incurs expenses after the occurrence of a default specified in Section 5.01(e) or Section 5.01(f), such expenses are intended to constitute expenses of administration under any bankruptcy law.
Section .6.08 Disqualification; Conflicting Interests
. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by and subject to the provisions of, the Trust Indenture Act.
Section .6.09 Corporate Trustee Required; Eligibility
. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $25,000,000, subject to supervision or examination by Federal, State or District of Columbia authority and having its Corporate Trust Office, in the United States of America. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Affiliate of the Company may serve as Trustee.
Section .6.10 Resignation and Removal; Appointment of a Successor
(a)No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
(b)The Trustee may resign at any time with respect to the Debentures of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.
(c)The Trustee may be removed at any time with respect to the Debentures of any series by Act of the Holders of a majority in principal amount of the Outstanding Debentures of such series delivered to the Trustee and to the Company.
(d)If at any time:
(i)the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months; or
(ii)the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder; or
(iii)the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, (A) the Company by Board Resolution may remove the Trustee with respect to all Debentures, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debentures and the appointment of a successor Trustee or Trustees.
(e)If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debentures of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debentures of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debentures of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debentures of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debentures of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Debentures of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debentures of any series shall have been so appointed by the Company or the Holders of Debentures of that series and accepted appointment in the manner required by Section 6.11, any Holder of a Debenture who has been a bona fide Holder of a Debenture of such series for at least six months, subject to Section 5.14, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debentures of such series.
(f)The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debentures of any series and each appointment of a successor Trustee with respect to the Debentures of any series in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Debentures of such series and the address of its Corporate Trust Office.

Section .6.11 Acceptance of Appointment by Successor
(a)In case of the appointment hereunder of a successor Trustee with respect to all Debentures, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of the charges due it pursuant to Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
(b)In case of the appointment hereunder of a successor Trustee with respect to the Debentures of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debentures of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Debentures, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debentures of that or those series to which the appointment of such successor Trustee relates.
(c)Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
(d)No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section .6.12 Merger, Conversion, Consolidation or Succession to Business
. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.
Section .6.13 Preferential Collection of Claims Against Company
. The Trustee shall comply with the provisions of Section 311 of the Trust Indenture Act.
Section .6.14 Appointment of Authenticating Agent
. The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Debentures which shall be authorized to act on behalf of the Trustee to authenticate Debentures of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State, territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $25,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so filed.
If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent, shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating

Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06 to all Holders of Debentures of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.
No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
If an appointment with respect to one or more series is made pursuant to this Section, the Debentures of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:
This is one of the Debentures referred to in the within-mentioned Indenture.
Dated:

[Name and Authenticating Agent] By: As Authenticating Agent By: As Authenticating Agent

Article 7
Holders' Lists and Reports by Trustee and Company

Section .7.01 Company to Furnish Trustee Names and Addresses of Holders of Debentures
. The Company shall furnish or cause to be furnished to the Trustee with respect to the Debentures of each series:
(a)semi-annually, not more than 15 days after each Regular Record Date, or in the case of any series of Debentures on which semi-annual interest is not payable, not more than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of such Debentures as of such Regular Record Date or such semi-annual date, as the case may be, and
(b)at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Debenture Registrar, no such list need be furnished.
Section .7.02 Preservation of Information; Communications to Holders
. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Debenture Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and privileges of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.
Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to Section 312(c) of the Trust Indenture Act.
Section .7.03 Reports by the Trustee
. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the time and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). The Trustee shall also comply with Section 313(b) and Section 313(c) of the Trust Indenture Act.
A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debentures are listed in accordance with Section 313(d) of the Trust Indenture Act, with the Commission and with the Company (Attn: Senior Vice President and Chief Financial Officer). The Company will notify the Trustee whenever any Debentures are listed on any stock exchange.
Section .7.04 Reports by Company
. The Company shall:
(a)file with the Trustee copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
(b)file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;
(c)transmit by mail to all Holders, in the manner and to the extent provided in Section 7.03, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and
(d)furnish to the Trustee, not less often than annually, the certificate referred to in Section 10.04. For purposes of such certificate, compliance by the Company with respect to the conditions and covenants under this Indenture shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

Article 8
Consolidation, Merger, Conveyance, Transfer or Lease

Section .8.01 Company May Consolidate, Etc., Only on Certain Terms
. The Company shall not consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:
(a)The Company is the surviving corporation in such merger or consolidation; or the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia;
(b)the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale, conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest, if any (including all additional amounts, if any, payable pursuant to Section 10.07), on all the Debentures and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
(c)immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and
(d)the Company or such Person has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section .8.02 Successor Substituted
. Upon any consolidation or merger by the Company with or into any other Person, or any sale, conveyance, transfer or lease by the Company of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.01) shall be discharged from all obligations and covenants under this Indenture and the Debentures, and may be dissolved and liquidated.

Article 9
Supplemental Indentures

Section .9.01 Supplemental Indentures Without Consent of Holders
. Without the consent of any Holder of Debentures, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(a)to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Debentures contained; or
(b)to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debentures (and if such covenants are to be for the benefit of less than all series of Debentures, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or
(c)to add any additional Events of Default; or
(d)to permit the issuance of Debentures in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Debentures of any series in any material respect; or
(e)to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Debenture Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
(f)to secure the Debentures; or
(g)to establish the form or terms of Debentures of any series as permitted by Sections 2.01 and 3.01; or
(h)to comply with requirements of the Commission in order to effect or maintain the qualification of any indenture under the Trust Indenture Act; or
(i)to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures of one or more series and/or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b);
(j)to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or
(k)to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Debentures of any series in any material respect.

Section .9.02 Supplemental Indentures With Consent of Holders
. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debentures of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,
(a)change the Stated Maturity of the principal of, or any installment of principal of or any interest on, any security, or reduce the principal amount thereof or any rate of interest thereon or any payable upon the redemption thereof, or change any obligation of the Company to pay additional amounts pursuant to Section 10.07 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)), or change the method in which amounts of payments of principal or any interest thereon are determined, or change any Place of Payment, or change the coin or currency in which any Debenture or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or
(b)reduce the percentage in principal amount of the Outstanding Debentures of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or
(c)modify any of the provisions of this Section, Section 5.13 or Section 10.06, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder of a Debenture with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.06, or the deletion of this proviso, in accordance with the requirements of Section 6.11(b) and 9.01(h).
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Debentures, or which modifies the rights of the Holders of Debentures of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debentures of any other series.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Section .9.03 Execution of Supplemental Indentures
. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive and (subject to Section 6.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel each in compliance with Section 1.02 and each stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
Section .9.04 Effect of Supplemental Indentures
. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section .9.05 Conformity With Trust Indenture Act
. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section .9.06 Reference in Debentures to Supplemental Indentures
. Debentures of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form acceptable to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures of such series.

Article 10
Covenants

Section .10.01 Payment of Principal, Premium and Interest
. The Company covenants and agrees for the benefit of each series of Debentures that it will duly and punctually pay the principal of and interest, if any, on the Debentures of that series in accordance with the terms of such series of Debentures and this Indenture.
Section .10.02 Maintenance of Office or Agency
. The Company will maintain in each Place of Payment for each series of Debentures an office or agency where Debentures of that series may be presented or surrendered for payment, where Debentures of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company with respect to the Debentures of that series and this Indenture may be served, any one or more of which offices or agencies may be the same for one or more series of Debentures.
The Company will give prompt written notice to the Trustee and prompt notice to the Holders of Debentures of such series, as provided in Section 1.06, of the location, and of any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of any series of Debentures or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies (in or outside any Place of Payment) where the Debentures of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for Debentures of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section .10.03 Money for Debenture Payments to Be Held in Trust
. If the Company shall at any time act as its own Paying Agent with respect to any series of Debentures, it will, on or before each due date of the principal of or interest, if any, on any of the Debentures of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents for any series of Debentures, it will, prior to each due date of the principal of or interest, if any, on any Debentures of that series, deposit with a Paying Agent a sum sufficient to pay the principal or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company will cause each Paying Agent of any series of Debentures other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
(a)hold all sums held by it for the payment of the principal of or interest, if any, on the Debentures of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons otherwise disposed of as herein provided;
(b)give the Trustee notice of any Default by the Company in the making of any payment of principal or interest, if any, on the Debentures of that series; and
(c)at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest, if any, on any Debenture of any series and remaining unclaimed for two years after such principal or interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Section .10.04 Statement as to Compliance
. The Company will deliver to the Trustee an Officer's Certificate of the Chief Executive Officer, Chief Financial Officer or chief accounting officer covering the preceding fiscal year, stating whether or not, to the best knowledge of the signers thereof, the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.
Section .10.05 Corporate Existence
. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Section .10.06 [RESERVED]

Article 11
Redemption of Debentures
Section .11.01 Applicability of This Article
. Debentures of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Debentures of any series) in accordance with this Article.
Section .11.02 Right of Redemption
. The Debentures may be redeemed as a whole at any time, or in part from time to time, prior to maturity, at the option of the Company, upon notice, as provided in Section 11.05, at a Redemption Price equal to their principal amount, together, in each case, with the interest accrued to the Redemption Date, payable on surrender for redemption (but if the Redemption Date is an Interest Payment Date, the interest installment payable on such date shall, subject to Section 11.07, be paid to the Holder of record at the close of business on the Regular Record Date for such Interest Payment Date).
Section .11.03 Election to Redeem; Notice to Trustee
. The election of the Company to redeem any Debentures shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Debentures of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debentures of such series to be redeemed, such notice to be accompanied by a written statement signed by an Authorized Officer of the Company stating that no defaults in the payment of interest or Events of Default with respect to the Debentures of that series have occurred (which have not been waived or cured).
Section .11.04 Selection by Trustee of Debentures to Be Redeemed
. If less than all the Debentures of any series are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures of such series not previously called for redemption by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debentures of that series or any integral multiple thereof) of the principal amount of Debentures of such series of a denomination larger than the minimum authorized denomination for Debentures of that series or of portions of the principal amount of global Debentures of such series.
The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

Section .11.05 Notice of Redemption
. Notice of redemption shall be given in the manner provided in Section 1.06 not more than 60 days nor less than (a) 30 days, in the case of Debentures in global form registered in the name of DTC, or (b) 10 days, in the case of other Debentures, prior to the Redemption Date, to the Holders of Debentures to be redeemed.
All notices of redemption shall state:
(i)the Redemption Date;
(ii)the Redemption Price and any accrued interest;
(iii)if less than all Outstanding Debentures of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debentures to be redeemed;
(iv)that on the Redemption Date the Redemption Price, and any accrued interest thereon, will become due and payable upon each such Debenture to be redeemed and that interest thereon shall cease to accrue from and after said date;
(v)the place or places where such Debentures are maturing after the Redemption Date, to be surrendered for payment of the Redemption Price and any accrued interest thereon; and
(vi)if such be the case, that the installment of interest on Debentures whose Stated Maturity is the Redemption Date is payable to the Persons in whose names such Debentures are registered at the close of business on the Regular Record Date immediately preceding the Redemption Date.
Notice of redemption of Debentures to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.
Section .11.06 Deposit of Redemption Price
. Not later than 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Debentures which are to be redeemed on that date.
Section .11.07 Debentures Payable on Redemption Date
. Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified together with any accrued interest thereon and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest), such Debentures shall cease to bear interest. Upon surrender of any such Debentures for redemption in accordance with said notice, such Debentures shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date.
If the Company shall default in the payment of the Redemption Price and accrued interest on any Debenture called for redemption, the principal of such Debenture shall, until paid or until payment is provided for in accordance herewith, bear interest for the Redemption Date at the rate, if any, prescribed therefor in the Debenture.
So long as it is known to the Trustee that an Event of Default is continuing hereunder, the Trustee shall not redeem any Debentures of any series pursuant to this Article (unless all Outstanding Debentures of such series are to be redeemed) or mail or give any notice of redemption of Debentures except that, where the mailing of notice of redemption of any Debentures shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Debentures, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any monies theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Debentures. In case such Event of Default shall have been waived as provided in Section 5.13 or the Default cured on or before the sixtieth day preceding the Redemption Date, such monies shall thereafter be applied in accordance with the provisions of this Article.
Section .11.08 Debentures Redeemed in Part
. Any Debenture which is to be redeemed only in part shall be surrendered at any Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures of the same series and of like tenor, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.
ARTICLE 12
[RESERVED]
ARTICLE 13
[RESERVED]

THE ANDERSONS, INC.

By: /s/ Nicholas C. Conrad
Name: Nicholas C. Conrad Its: Vice President, Finance and Treasurer

THE HUNTINGTON NATIONAL BANK

[Corporate Seal]	By: /s/ James Schultz
Trust Officer

Attest: /s/ Ruth Sowers
Trust Officer

State of Ohio        )
) ss.
County of Lucas        )
On the 28th day of June, 2012, before me personally came Nicholas C. Conrad, to me known, who, being by me duly sworn, did depose and say that they are VP - Finance & Treasury of The Andersons, Inc. an Ohio corporation, and the persons whose names are subscribed to the foregoing instrument, and acknowledged that they signed and delivered the said instrument.

[Notarial Seal]	/s/ Catherine M. White
Notary Public

My Commission Expires: No expiration date

EXHIBIT A
[FORM OF DEBENTURE]
[Form of Face]
THE ANDERSONS, INC.

No. [ ]	[U.S. $] [ ]
THE ANDERSONS, INC., an Ohio corporation (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ____________________ United States Dollars on ___________________ and to pay interest thereon from _______________or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [annually in arrears on in each year], commencing at the rate of _______________ % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and timely paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day of the month (whether or not a Business Date) next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so timely paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any Debentures exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.]
Payment of the principal of and any such interest on this Debenture will be made at the offices or agencies of the Company maintained for that purpose in , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt. If applicable, insert-; provided, however, that at the option of the Company payment of interest may be made by United States dollar (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register or (b) electronic transfer via the Automated Clearing House or wire transfer, in each case, to an account designated in writing, and signed, by the holder of this Debenture and delivered to the Trustee.
Reference is hereby made to the further provisions of this Debenture set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

THE ANDERSONS, INC. By Its
This is one of the Debentures of the series designated herein referred to in the within mentioned Indenture. THE HUNTINGTON NATIONAL BANK as Trustee Authorized Officer

[Form of Reverse]
This Debenture is one of a duly authorized issue of debentures of the Company (herein called the “Debentures”), issued and to be issued in one or more series under an Indenture, dated as of June 28, 2012 (herein called the “Indenture”), between the Company and The Huntington National Bank, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof[, limited in aggregate principal amount to [U.S.] [$]__________]. The Debentures of this series are issuable as Debentures, without coupons in denominations of [U.S. $]__________, and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth Debentures of this Series are exchangeable for a like aggregate principal amount of Debentures of this series and of like tenor of any authorized denominations, as requested by the Holder surrendering the same, upon surrender of the Debenture or Debentures to be exchanged at any office or agency described below where Debentures of this series may be presented for registration of transfer.
The Debentures may be redeemed as a whole at any time, or in part from time to time, prior to maturity, at the option of the Company, upon notice, as provided in Section 11.05 of the Indenture, at a Redemption Price equal to their principal amount, together, in each case, with the interest accrued to the Redemption Date, payable on surrender for redemption (but if the Redemption Date is an Interest Payment Date, the interest installment payable on such date shall, subject to Section 11.07 of the Indenture, be paid to the Holder of record at the close of business on the Regular Record Date for such Interest Payment Date).
Partial redemption must be made in an amount not less than U.S. $1,000 or in integral multiples of $1,000 in excess thereof.
Notice of redemption will be given by mail to Holders of Debentures, not more than 60 days nor less than 30 days prior to the date fixed for redemption, all as provided in the Indenture.
In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
If an Event of Default with respect to Debentures of this series shall occur and be continuing, the principal of the Debentures of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures of each series at the time Outstanding (with each series voting as a separate class in certain cases specified in the Indenture, or with all series voting as one class, in certain other cases specified in the Indenture), on behalf of the Holders of all Debentures of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notification of such consent or waiver is made upon this Debenture.
As set forth in, and subject to, the provisions of the Indenture, no Holder of any Debenture of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Debentures of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debentures of this series a direction inconsistent with such request and shall have failed to institute such proceedings within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of [(and premium, if any)] or [any] interest on this Debenture on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and [any] interest [(including additional amounts, as described on the face hereof)] on this Debenture at the times, place[s] and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of [(and premium, if any)] and any interest on such Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Debentures of this series are issuable only in registered form, without coupons, in denominations of [$]_____ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Notwithstanding anything in the Indenture or in the terms of this Debenture to the contrary, the exchange of this Debenture for a Debenture will be subject to satisfaction of the provisions of the United States tax laws in effect at the time of the exchange. Neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be required to exchange this Debenture for a Debenture if (i) as a result thereof and in the Company's judgment, the Company would incur adverse consequences under then applicable United States Federal income tax laws and (ii) in the case of the Trustee or any agent of the Company or the Trustee, the Company shall have delivered to such Person an Officer's Certificate and an Opinion of Counsel as to the matters set forth in clause (i) above.
The Indenture and the Debentures shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the conflicts of laws provisions thereof. To the extent any provision of this Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.